Exhibit 99.2

ALTICE USA ANNOUNCES SUCCESSFUL PRICING OF $250 MILLION
6.500% SENIOR GUARANTEED NOTES DUE 2029

NEW YORK (February 7, 2019) — Altice USA, Inc (NYSE: ATUS) (“Altice USA”, or “the Company”), today announces that its wholly owned subsidiary CSC Holdings, LLC (the “Issuer”) successfully priced an offering (the “Offering”) of $250.0 million in aggregate principal amount of its 6.500% Senior Guaranteed Notes due 2029 (the “Notes”). The Notes are being offered as additional notes under the indenture, dated as of January 31, 2019, pursuant to which the Issuer issued $1,500.0 million in aggregate principal amount of its 6.500% Senior Guaranteed Notes due 2029. The Notes will be issued at an issue price of 101.75% of the principal amount plus accrued interest from January 31, 2019. The Notes will bear interest at a rate of 6.500% and will pay interest semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2019. The Notes will mature on February 1, 2029. The Offering is expected to close on or about February 11, 2019, subject to customary closing conditions.

The Issuer intends to use the proceeds from the sale of the Notes to repay a portion of the outstanding borrowings under the Issuer’s revolving credit facility.

The Notes are being sold in a private placement only to qualified institutional buyers pursuant to Rule 144A and non-U.S. persons pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), subject to prevailing market and other conditions. There is no assurance that the Offering will be completed or, if completed, as to the terms on which they are completed. The Notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or unless pursuant to an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. This press release is for informational purposes only and shall not constitute an offer to sell, or a solicitation of an offer to buy, any security, including the Notes. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Forward-Looking Statements

This press release contains statements about future events, projections, forecasts and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact is a forward-looking statement that involves known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, past performance of the Issuer and its respective affiliates cannot be relied on as a guide to future performance. The Issuer and its respective affiliates make no representation on the accuracy and completeness of any of the forward-looking statements, and, except as may be required by applicable law, assume no obligations to supplement, amend, update or revise any such statements or any opinion expressed to reflect actual results, changes in assumptions or in the Issuer’s or it’s respective affiliates’ expectations, or changes in factors affecting these statements. Accordingly, any reliance you place on such forward-looking statements will be at your sole risk.

Contacts

Nick Brown, +1 917 589 9983

Head of Investor Relations

nick.brown@alticeusa.com

Lisa Anselmo, +1 929 418 4362

Head of Communications

lisa.anselmo@alticeusa.com

About Altice USA

Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, proprietary content and advertising services to approximately 4.9 million Residential and Business customers across 21 states through its Optimum and Suddenlink brands.